LIMITED POWER OF ATTORNEY FOR

SECTION 16 REPORTING OBLIGATIONS

The undersigned hereby constitutes and appoints Lori A. Castillo and Karen M. Terenzi as the undersigned's true and lawful attorneys-in-fact and agents to complete and execute such Forms 144, Forms 3, 4 and 5 and other forms (collectively, the "Reporting Forms") as such attorneys-in-fact shall, in her discretion, determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended), Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations (collectively, "SEC Law"), as a consequence of the undersigned's ownership, acquisition or disposition of securities of Civista Bancshares, Inc. (the "Corporation"), and to do all acts necessary in order to file such forms with the Securities and Exchange Commission (the "SEC"), any securities exchange or national association, the Corporation and such other person or agency as the attorneys-in-fact shall deem appropriate. Said attorneys-in-fact and agents have the authority to act individually. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

The undersigned acknowledges that:

(1) this Limited Power of Attorney authorizes, but does not require, the attorneys-in-fact to act in her discretion on information provided to such attorneys-in-fact without independent verification of such information.

(2) any Reporting Forms prepared and/or executed by the attorneys-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorneys-in-fact, in his discretion, deems necessary or desirable.

(3) neither the Corporation nor the attorneys-in-fact assume (i) any liability for the undersigned's responsibility to comply with the requirements of SEC Law, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act;

(4) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under SEC Law, including without limitation the reporting requirements under Section 16 of the Exchange Act; and

(5) in order to execute any Reporting Forms, it is the undersigned's responsibility to notify the attorneys-in-fact in a timely manner of any transaction regarding the undersigned's ownership, acquisition or disposition of Civista Bancshares, Inc. securities (SEC requires Reporting Forms to be filed within two (2) business days of the transaction).

In such instances where the undersigned has executed any of the Reporting Forms on his or her own behalf, the undersigned hereby consents to the filing of copies of such Reporting Forms

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that reflect a conformed signature. The undersigned will maintain fully executed copies of any Reporting Forms so filed, in his or her own records.

This Limited Power of Attorney is executed at Sandusky, Ohio as of the date set forth below.

DATE: June 3, 2024 IAN WHINNEM

State of Ohio

County of Erie

On this 3rd day of June, 2024, before me, the undersigned notary public, appeared Ian Whinnem, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

Trina Stewart

Notary Public

My Commission Expires: September 17, 2024

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